Exhibit 10.1

PURCHASE AGREEMENT
among
HHLR FUND, L.P.,
YHG INVESTMENT, L.P.,
HILLHOUSE FUND III, L.P.
and
ENSTAR GROUP LIMITED
July 15, 2021

PURCHASE AGREEMENT
This Purchase Agreement (this “Agreement”) is dated as of July 15, 2021, by and among HHLR Fund, L.P., a Cayman Islands exempted limited partnership, YHG Investment, L.P., a Cayman Islands exempted limited partnership, and Hillhouse Fund III, L.P., a Cayman Islands exempted limited partnership (each, an “HH Fund” and, collectively, the “HH Funds”), and Enstar Group Limited, a Bermuda exempted company (“Enstar”).
RECITALS
WHEREAS, the HH Funds are the beneficial owners of 1,747,840 Voting Shares (as defined below) and 2,001,560 Non-Voting Shares (as defined below) (collectively, the “Shares”); and
WHEREAS, the HH Funds desire to sell to Enstar, and Enstar desires to acquire from the HH Funds, all of the Shares, as more specifically provided herein (such sale and acquisition, the “Transaction”).
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:
“Applicable Law” means, with respect to any Person, all provisions of Law that apply to such Person and such Person’s activities, assets and property.
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York, Hong Kong, Cayman Islands or Hamilton, Bermuda are authorized or required by Applicable Law to close.
“Closing Date” means the date on which the Closing occurs.
“Confidential Information” means all information of any nature and in any form, including, in writing or orally or in a visual or electronic form or in a magnetic or digital form relating directly or indirectly to Enstar, any of its subsidiaries and their respective businesses and assets or to any HH Fund, its affiliates and their respective businesses and assets; provided, however, that “Confidential Information” excludes any information that (i) at the date of disclosure by or on behalf of any HH Fund or Enstar (as applicable) or such party’s affiliates is publicly known, through no direct or indirect action by the disclosing party or its affiliates, (ii) becomes publicly known, through no direct or indirect action by any HH Fund or Enstar (as applicable) or such party’s affiliates, or (iii) was or becomes available to any HH Fund or Enstar (as applicable) or such party’s affiliates on a non-confidential basis from a source other than Enstar or an HH Fund (as applicable), which source is or was (at the time of receipt of the relevant information) not, to the knowledge of the disclosing party, bound by a confidentiality agreement with (or other confidentiality obligation to) Enstar or its subsidiaries or any HH or its affiliates (as applicable).

“Governmental Authority” means any international, supranational or national government, any state, provincial, local or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission, court, tribunal or arbitrator, or any self-regulatory organization.
“Law” means any treaty, code, statute, law (including common law), rule, regulation, convention, ordinance, order, regulatory policy statement or similar guidance, binding directive or decree of any Governmental Authority.
“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right, restriction or limitation of any kind, whether arising by agreement, operation of Law or otherwise, except for any lien, charge, security interest, encumbrance, right of first refusal, preemptive right, restriction or limitation pursuant to any Applicable Law or the organizational documents of Enstar.
“Non-Voting Shares” means, collectively, Enstar’s Series C non-voting ordinary shares, par value $1.00 per share, and Enstar’s Series E non-voting ordinary shares, par value $1.00 per share, with such terms set forth in Enstar’s Sixth Amended and Restated Bye-Laws.
“Permit” means any consent, franchise, license, approval, authorization, registration, certificate, certification or permit issued or granted by any Governmental Authority.
“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company, limited partnership or other entity.
“SEC” means the Securities and Exchange Commission.
“Voting Shares” means Enstar’s voting ordinary shares, par value $1.00 per share.
ARTICLE II
PURCHASE AND SALE
2.1    Agreement to Purchase. At the Closing, Enstar shall pay to each HH Fund the applicable amount set forth on Schedule 1 (the “Closing Payment”) and each HH Fund shall, in exchange thereof, sell to Enstar, severally and not jointly, the applicable number of Shares as set forth opposite such HH Fund’s name on Schedule 1, free and clear of all Liens.
2.2    Closing. The closing of the Transaction (the “Closing”) shall occur on the first Business Day following the satisfaction of the conditions set forth in Section 2.4 if such conditions are not satisfied prior to the execution of this Agreement (other than conditions that, by their nature, are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver of those conditions at such time) or at such other date and time as the parties shall mutually agree in writing; provided that unless otherwise agreed in writing by the parties, the Closing shall not occur prior to the fifth Business Day following the date of this Agreement. The Closing shall occur at 10:00 a.m. Eastern Time at the offices of Hogan Lovells US LLP, 1735 Market Street, Philadelphia, PA 19103, or such other location or time as the parties shall mutually agree.

2.3    Deliveries.
(a)    On the Closing Date, Enstar shall deliver or cause to be delivered to each HH Fund the following:
(i)    the Closing Payment owed to such HH Fund by wire transfer of immediately available funds to an account or accounts designated by such HH Fund on Schedule 2; and
(ii)    a certificate signed by a duly authorized officer of Enstar certifying that the conditions set forth in Sections 2.4(b)(i) and (ii) have been satisfied.
(b)    On the Closing Date, each HH Fund shall deliver or cause to be delivered to Enstar the following:
(i)    a duly executed share transfer form in favor of Enstar for the transfer of all of such HH Fund’s Shares in the form attached as Exhibit A hereto and any certificates representing such Shares or, if any of such Shares are not certificated and are held in street name by a broker for an HH Fund, such HH Fund shall cause its broker to deliver such Shares to American Stock Transfer & Trust Company as Enstar’s transfer agent, through the facilities of the Depository Trust Company’s DWAC system (for the avoidance of doubt, the participant identification number for American Stock Transfer & Trust Company, in its capacity as Enstar’ s transfer agent, is 02941); and
(ii)    a certificate signed by a duly authorized officer of the general partner of each HH Fund certifying that the conditions set forth in Sections 2.4(a)(i) and (ii) have been satisfied.
2.4    Closing Conditions.
(a)    The obligations of Enstar hereunder in connection with the Closing are subject to the following conditions being met:
(i)    the accuracy in all material respects on the Closing Date of the representations and warranties of the HH Funds contained herein (except (A) to the extent expressly made as of an earlier date, in which case only as of such date, and (B) for the representations and warranties in Section 3.2(c), which must be accurate in all respects on the Closing Date);
(ii)    all obligations, covenants and agreements of the HH Funds under this Agreement required to be performed at or prior to the Closing Date shall have been performed in all material respects;
(iii)    the delivery by the HH Funds of the items set forth in Section 2.3(b) of this Agreement; and
(iv)    the filing of appropriate pre-closing notices of the Transaction to the applicable regulators in the jurisdictions set forth on Exhibit B hereto and none of such regulators shall have asserted a right to review and/or approve the Transaction.

(b)    The respective obligations of each HH Fund hereunder in connection with the Closing are subject to the following conditions being met:
(i)    the accuracy in all material respects on the Closing Date of the representations and warranties of Enstar contained herein (except to the extent expressly made as of an earlier date, in which case only as of such date);
(ii)    all obligations, covenants and agreements of Enstar under this Agreement required to be performed at or prior to the Closing Date shall have been performed in all material respects;
(iii)    the delivery by Enstar of the items required to be delivered to such HH Fund set forth in Section 2.3(a) of this Agreement; and
(iv)    the filing of appropriate pre-closing notices of the Transaction to the applicable regulators in the jurisdictions set forth on Exhibit B hereto.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties of Enstar. Enstar hereby represents and warrants as of the date hereof and as of the Closing Date to each HH Fund as follows:
(a)    Existence; Good Standing. Enstar has been duly organized and is validly existing as an exempted company in good standing under the laws of Bermuda and has all requisite power and authority to own and operate its properties and to conduct its business as conducted as of the date hereof.
(b)    Authorization, Authority and Enforceability. This Agreement has been duly authorized, executed and delivered by Enstar. Enstar has full right, power and authority to enter into and perform its obligations under this Agreement. Assuming the due authorization, execution and delivery of this Agreement by each HH Fund, this Agreement constitutes a legal, valid and binding obligation of Enstar enforceable against Enstar in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.
(c)    No Conflict. The execution, delivery and performance by Enstar of this Agreement do not and will not, assuming the accuracy of the representations and warranties of each HH Fund contained herein, the filing of the notices of the Transaction with the applicable regulators in the jurisdictions set forth on Exhibit B, (i) violate any provision of any Law or Permit applicable to Enstar, (ii) result in a violation or breach of any provision of the Memorandum of Association or the Sixth Amended and Restated Bye-Laws of Enstar, or (iii) require any consent, approval or notice (other than those previously obtained or given) under any material contract to which Enstar is a party, except in the case of clauses (i) and (iii) where any such violation or failure to receive consent or approval or to provide notice would not be, individually or in the aggregate, reasonably expected to materially delay or materially adversely impact the Transaction.
(d)    Financing. Enstar has, and will have at the Closing, sufficient cash and other liquid assets on hand, or other sources of immediately available funds, to enable it to make the Closing Payment.

(e)    Brokers. There is no broker, finder or other party that is entitled to receive from Enstar any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.
(f)    Sophistication. Enstar has sufficient knowledge, sophistication and experience in financial and business matters so as to be able to evaluate the risks and merits of the acquisition of the Shares by Enstar in the Transaction.
(g)    Reliance. Enstar acknowledges that the HH Funds are relying on the representations, warranties, agreements and acknowledgments of Enstar set forth in this Agreement in engaging in the Transaction, and would not engage in such Transaction in the absence of such representations, warranties, agreements and acknowledgements.
3.2    Representations and Warranties of the HH Funds. Each HH Fund hereby represents and warrants as of the date hereof and as of the Closing Date to Enstar as follows:
(a)    Existence; Good Standing. Each HH Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to own and operate its properties and to conduct its business as conducted as of the date hereof. On June 29, 2021, the HHLR Fund, L.P. registered a change in its name with the Registrar of Limited Partnerships in the Cayman Islands that was effective as of June 30, 2021 and the HHLR Fund, L.P. has provided to Enstar a true and correct copy of the Certificate of Change in Name of an Exempted Limited Partnership reflecting such change.
(b)    Authorization, Authority and Enforceability. This Agreement has been duly authorized, executed and delivered by each HH Fund. Each HH Fund has full right, power and authority to enter into and perform its obligations under this Agreement. Assuming the due authorization, execution and delivery of this Agreement by Enstar, this Agreement constitutes a legal, valid and binding obligation of each HH Fund enforceable against such HH Fund in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.
(c)    Title to Shares. At the Closing each HH Fund will be the sole beneficial owner of, and have good and marketable title to, the Shares set forth opposite such HH Fund’s name on Schedule 1, free and clear of all Liens. At the Closing, each HH Fund shall deliver to Enstar good and marketable title to such Shares, free and clear of all Liens.
(d)    No Conflicts. The execution, delivery and performance by each HH Fund of this Agreement does not and will not, assuming the accuracy of the representations and warranties of Enstar contained herein and the filing of notices of the Transaction with the applicable regulators in the jurisdictions set forth on Exhibit B hereto, (i) violate any provision of any Law or Permit applicable to any HH Fund, (ii) result in a violation or breach of any provision of the organizational documents of any HH Fund, or (iii) require any consent, approval or notice (other than those previously obtained or given) under any material contract to which any HH Fund is a party, except in the case of clauses (i) and (iii) where any such violation or failure to receive consent or approval or to provide notice would not reasonably be expected to materially delay or materially adversely impact the Transaction.

(e)    Brokers. There is no broker, finder or other party that is entitled to receive from any HH Fund any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.
(f)    Sophistication. Each HH Fund has sufficient knowledge, sophistication and experience in financial and business matters so as to be able to evaluate the risks and merits of the disposition of the Shares by the HH Funds in the Transaction.
(g)    Information. Each HH Fund acknowledges that (i) each HH Fund has taken full responsibility for determining the scope of its investigations of Enstar and its subsidiaries and for the manner in which such investigations have been conducted, and has, as of the date hereof, examined Enstar and its subsidiaries to the full satisfaction of the HH Funds; and (ii) the purchase price for the Shares represents a negotiated price between sophisticated parties. Each HH Fund further acknowledges that as the issuer of the Shares, Enstar has access to (and may be or is in possession of) information about Enstar and the value of the Shares (which may include material, non-public information) that may be or is material and superior to the information available to the HH Funds and that the HH Funds do not have access to such information. Each HH Fund acknowledges and agrees that, except for the representations, warranties, covenants and agreements expressly set forth in this Agreement (subject to the terms and conditions hereof), Enstar will not have any liability arising from the transactions contemplated by this Agreement, including any liability under any securities or other laws, rules and regulations, and the HH Funds expressly waive and release Enstar and its directors, officers and affiliates from any and all such liabilities, other than in the case of fraud under Applicable Law.
(h)    Reliance. Each HH Fund acknowledges that Enstar is relying on the representations, warranties, agreements and acknowledgments of the HH Funds set forth in this Agreement in engaging in the Transaction, and would not engage in such Transaction in the absence of such representations, warranties, agreements and acknowledgements.
(i)    Certain Transactions. Except for this Agreement, each HH Fund confirms that, since May 6, 2021, neither it nor any of its affiliates has entered into, (a) any offer, pledge, sale, purchase, contract to sell or buy, purchase or sale of any option or contract to purchase, purchase or sale of any option or contract to sell, grant of any option, right or warrant to purchase, sell, lend or otherwise transfer or dispose of, any of Enstar’s Voting Shares or Non-Voting Shares or any securities convertible into or exchangeable or exercisable for Enstar’s Voting Shares or Non-Voting Shares, including, without limitation, any Voting Shares or Non-Voting Shares or other such securities that may be deemed to be beneficially owned by the HH Funds or their affiliates in accordance with the rules and regulations of the SEC (collectively, the “Lock-Up Securities”), or (b) any swap, hedge, option, derivative or other arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which would reasonably be expected to lead to or result in, a purchase or other acquisition, sale, loan, pledge or other disposition (whether by the HH Funds or its affiliates or someone other than them) or transfer of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such aforementioned transaction is to be settled by delivery of the Lock-Up Securities, in cash or otherwise. Each HH Fund confirms that, since May 6, 2021 through the date hereof, neither it nor any of its affiliates has (x) exercised any right with respect to the registration of any Lock-Up Securities, or filed, caused to be filed or caused to be confidentially submitted, any registration statement in connection therewith, under the U.S. Securities Act of 1933, as amended, or (y) publicly disclosed the intention to do any of the foregoing.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
4.1    Confidentiality. Each of Enstar and the HH Funds (including their respective managers, directors, officers, employees, agents and other representatives) agrees to retain in confidence all Confidential Information of the other party, and will not disclose to any third party, or permit the disclosure to any third party of, any Confidential Information of the other party, except (i) to its managers, directors, officers, employees, agents and other representatives who are instructed to comply with the terms of this Section 4.1; provided that each disclosing party will be responsible for a breach of this Agreement by its representatives, (ii) as necessary for purposes of consummating the Transaction, and (iii) as required by Applicable Law or requested by a Governmental Authority pursuant to Applicable Law. Without the prior written consent of Hillhouse, Enstar shall not use, publish, reproduce, or refer to the name “Hillhouse,” “高 瓴,” “Gaoling,” “Lei Zhang” or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes. No party shall disclose the provisions of this Agreement or the discussions and negotiations in respect of this Agreement or the Transaction, except that the parties may make public disclosures (a) with the prior written consent of the other parties, (b) to its managers, directors, officers, employees, agents, investors, financing sources and other representatives who are instructed to comply with the terms of this Section 4.1; provided that such party will be responsible for a breach of this Agreement by its representatives, or (c) as required by Applicable Law, the rules and regulations of the SEC or any stock or securities exchange or any Governmental Authority; provided that any party subject to such requirement shall, to the extent reasonably practicable and not prohibited by such Applicable Law, the rules and regulations of the SEC or any stock or securities exchange or any Governmental Authority, provide the other parties hereto with prompt written notice of such disclosure in order to give such other parties an opportunity to comment on any proposed disclosure (which comment shall be considered by the applicable party in good faith). Each party may repeat public disclosure regarding this Agreement and the Transaction that is consistent with public disclosure previously reviewed or approved by the other parties pursuant to this Section 4.1.
4.2    Efforts to Consummate. Enstar and each HH Fund shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and make effective the transactions contemplated by this Agreement as promptly as possible (including, without limitation, the satisfaction of applicable conditions set forth in Section 2.4). In furtherance of the foregoing, each party hereto shall, as promptly as possible, use its reasonable best efforts to file or obtain, or cause to be filed or obtained, all notices, consents and approvals with or from all Governmental Authorities that may be or become necessary to complete the Transaction; provided that each party shall make the filings listed on Exhibit B hereto no later than three (3) Business Days following the date hereof. Each party shall cooperate fully with the other parties and their respective affiliates, as well as the Canada Pension Plan Investment Board and its affiliates, to promptly file all such notices and seek prompt receipt of all such consents and approvals. No party shall willfully take any action that would reasonably be expected to delay, impair or impede the filing of any required notice or the receipt of any required consents and approvals.
4.3    Release. Effective as of the Closing, each HH Fund, on behalf of itself and its partners, members, stockholders and affiliates, hereby releases, acquits and forever discharges, to the fullest extent permitted by Law, Enstar and its past or present officers, directors and shareholders in their capacities as officers, directors and shareholders of Enstar of, from and against any and all actions, causes of action, claims, demands, damages, judgments, debts, dues and suits of every kind, nature and description whatsoever, which such releasing party ever had, now has or may have by reason of the HH Funds or their affiliates being or having been a record or beneficial shareholder of Enstar with respect to any matter, cause or thing whatsoever occurring prior to and including the Closing Date, and shall not assert any such claim against any of such released parties. Notwithstanding the foregoing, the HH Funds retain and do not release their rights and interests under the terms and conditions of this Agreement or claims for fraud under Applicable Law that are not waived or released pursuant to Section 3.2(g) of this Agreement.
4.4    Fees and Expenses. Whether or not the Closing occurs, each party will pay its own fees, costs and expenses of its advisers, counsel, accountants and other experts, if any, and all other costs and expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the Transaction.
ARTICLE V
TERMINATION
5.1    Automatic Termination. Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if (a) a Law shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction, that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the Transaction or makes the Transaction illegal, and such action shall have become final and non-appealable, or (b) the Closing has not occurred on or prior to 4:00 p.m. Eastern Time on December 31, 2021.
5.2    Effect of Termination. In the event of the termination of this Agreement as provided in this Article V, there shall be no liability on the part of any party; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.
ARTICLE VI
MISCELLANEOUS
6.1    Entire Agreement. This Agreement and the documents referred to herein, together with the exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and such documents, exhibits and schedules.
6.2    No Other Representations. Except for the representations and warranties expressly contained in this Agreement, none of the parties hereto has made or makes any other express or implied representation or warranty with respect to the Transaction contemplated hereby. Each party acknowledges and agrees that (a) in making its decision to enter into this Agreement and to consummate the Transaction contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the other parties hereto set forth in this Agreement, and (b) none of other parties hereto has made any representation or warranty with respect to the Transaction contemplated hereby, except as expressly set forth in this Agreement.

6.3    Notices. All notices and other communications provided for hereunder shall be made in writing by hand-delivery, facsimile, e-mail or air courier guaranteeing overnight delivery:
if to Enstar, to:

Enstar Group Limited
Windsor Place, 3rd Floor, 22 Queen Street
Hamilton HM11
Bermuda
Attention: Paul O’Shea
Email: Paul.OShea@enstargroup.com

with a copy (which shall not constitute notice) to:
Hogan Lovells US LLP
1735 Market Street, Suite 2300
Philadelphia, PA 19103-6996
United States
Attention: Robert C. Juelke
Email: bob.juelke@hoganlovells.com
if to an HH Fund, to:

c/o Hillhouse Capital
Suite 2202
22nd Floor
Two International Finance Centre
8 Finance Street
Central
Hong Kong
Attention: Adam Hornung (General Counsel)
Email: AHornung@hillhousecap.com

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
United States
Attention: Andrew L. Bab; Edward D. Dutton
Email: albab@debevoise.com; eddutton@debevoise.com

6.4    Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by Enstar and each HH Fund or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All references in this Agreement to Sections, Schedules or Exhibits, unless otherwise expressed or indicated are to the Sections, Schedules or Exhibits of or to this Agreement.
6.6    Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder is binding upon and inures to the benefit of any parties other than the parties hereto and their respective successors and permitted assigns, and there are no third-party beneficiaries of this Agreement. No party will assign this Agreement (or any portion hereof, or any rights or obligations hereunder) without the prior written consent of the other parties hereto, except that any HH Fund may transfer or assign its rights and obligations under this Agreement, in whole or in part, to one or more of its affiliates to which it transfers any of the Shares and which agrees to be bound by the terms and conditions of this Agreement. No such assignment by any HH Fund shall relieve the assigning party of any of its obligations hereunder.
6.7    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the Island of Bermuda, without regard to the principles of conflicts of law thereof that would require the application of the Laws of any other jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the courts sitting in the Island of Bermuda. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is an improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under Section 6.3 of this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
6.8    Several Liability. Notwithstanding anything to the contrary herein, all obligations of each HH Fund hereunder shall be several and not joint obligations of each HH Fund. Each HH Fund shall be responsible only for its own representations, warranties, covenants and agreements hereunder. For the avoidance of doubt, no HH Fund shall be liable for losses incurred by the other HH Funds or its respective affiliates and their respective successors and assignees arising from any misrepresentation or breach of representation or warranty made by such other HH Fund or any breach of covenant or other agreement made or to be performed by any such other HH Fund.
6.9    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or email transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email signature page were an original thereof.
6.10    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
6.11    Further Assurances. Each party shall execute and deliver such additional instruments, documents and other writings as may be reasonably requested by any other party, before or after the Closing, in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
6.12    No Survival. The representations and warranties of the parties contained in this Agreement and in any certificate or instrument delivered pursuant to this Agreement shall terminate and be of no further force or effect at the Closing (and no party shall have any liability thereunder at or after the Closing), except that the representations and warranties in Sections 3.2(c) and (g) shall survive indefinitely.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ENSTAR GROUP LIMITED
By: /s/ Dominic Silvester
Name:    Dominic Silvester
Title:    Chief Executive Officer

HHLR Fund, L.P.
By: HHLR FUND GP, Ltd.
Its: General Partner

By: /s/ Cuifang (Tracey) Ma
Name:    Cuifang (Tracey) Ma
Title:    Authorised Signatory

YHG INVESTMENT, L.P.
By: HHLR Advisors, Ltd.
Its: General Partner

By: /s/ Cuifang (Tracey) Ma
Name:    Cuifang (Tracey) Ma
Title:    Authorised Signatory

HILLHOUSE FUND III, L.P.
By: Hillhouse Fund III GP, Ltd.
Its: General Partner

By: /s/ Cuifang (Tracey) Ma
Name:    Cuifang (Tracey) Ma
Title:    Authorised Signatory

SCHEDULE 1

HH Fund	Enstar Voting Ordinary Shares to be Sold	Enstar Series C Non-Voting Ordinary Shares to be Sold	Enstar Series E Non-Voting Ordinary Shares to be Sold	Closing Payment
HHLR Fund, L.P.	505,445	1,391,578	--	$444,889,833.96
YHG Investment, L.P.	38,042	104,743	--	$33,485,938.20
Hillhouse Fund III, L.P.	1,204,353	--	505,239	$400,933,515.84
Total	1,747,840	1,496,321	505,239	$879,309,288.00